          Exhibit 99.1  Corporate Headquarters
100 Motor Parkway, Suite 160
Hauppauge, NY 11788-5138
Direct Dial: 631-360-9304
Direct Fax: 631-360-9380
brock@bankofsmithtown.net

PRESS RELEASE

Release Date: September 21, 2007

Contact: Ms. Judith Barber	News Contact:	Peter Hamilton
Corporate Secretary		Rubenstein Associates
(work) 212-843-8015
(home) 631-928-8437
(cell) 516-375-6434

SMITHTOWN BANCORP EXTENDS
SHAREHOLDER PROTECTION RIGHTS AGREEMENT

Smithtown, NY, September 21, 2007 - The board of directors of Smithtown Bancorp (NASDAQ: SMTB) today extended the Shareholder Protection Rights Agreement that has been in place for the last ten years for an additional ten-year period.

The company’s Shareholder Protection Rights Agreement was adopted on September 23, 1997, and has been in effect continuously since that time. When the Rights Agreement was originally adopted in 1997, it was not adopted in response to any specific effort to acquire control of the company. Rather, it was adopted to protect shareholders against attempts to acquire control of the company by means of “creeping” acquisitions in the open market, a hostile tender offer made at less than a full and fair price, and other takeover tactics that can be used to deprive shareholders of the ability to get a full and fair price for all of their shares in the context of a change in control. The board believes that Rights Agreements have also proved to be effective in providing a board of directors of a target company with more time to pursue alternatives to an inadequate hostile bid and negotiating leverage with a bidder should the board decide to engage in such activities. More than 1,500 U.S. corporations have adopted shareholder protection plans similar to the company’s Rights Agreement.

The company’s Chairman & CEO, Brad Rock, commented: “The Rights Agreement has served our shareholder’s interests well over the course of the past ten years, and the board feels that there is no persuasive reason for not continuing this protection.”

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Forward-Looking Statements

This release and other written materials and statements management may make, may contain forward-looking statements regarding the Company’s prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are sometimes identified by use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project”, or other similar expressions. The Company’s ability to predict results or the actual effects of its plans and strategies is inherently uncertain. Accordingly actual results may differ materially from anticipated results.

Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, a change in economic conditions; changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other risk factors disclosed in the Company’s reports filed with the Securities and Exchange Commission; and other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting the Company’s operations, pricing and services.

Investors are cautioned not to place undue reliance on forward-looking statements as a prediction of actual results. Except as required by applicable law or regulation, the Company undertakes no obligation to republish or revise forward-looking statements to reflect events or circumstances after the date the statements were made or to reflect the occurrences of unanticipated results. Investors are advised, however, to consult any further disclosures the Company makes on related subjects in our reports to the Securities and Exchange Commission.